UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification of Rights of Security Holders.

On February 9, 2015, the Board of Directors of Medivation, Inc. (the “Company”) amended Section 44 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to reduce the threshold for stockholder approval to amend the Bylaws from 66 2/3% of the voting power of all of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, to a majority of the voting power of all of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

On February 12, 2015, the Company amended its Restated Certificate of Incorporation to remove the super-majority voting provision of the Company’s Series C Junior Participating Preferred Stock (the “Series C Preferred Stock”) to cause the required vote of the Series C Preferred Stock necessary to amend the Certificate of Incorporation of the Corporation at a time when any shares of Series C Preferred Stock are outstanding in any manner which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely from a vote of two-thirds of the outstanding shares of Series C Preferred Stock, voting separately as a single class, to a vote of holders of a majority of the outstanding shares of Series C Preferred Stock, voting separately as a single class.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Bonuses

On February 9, 2015, the Compensation Committee of the Board of Directors (the “Committee”) of the Company approved cash bonuses for the Company’s executive officers pursuant to the Company’s 2014 Bonus Plan, in recognition of both the level of the Company’s achievement of its corporate goals for 2014 and each executive officer’s contributions toward the achievement of those goals. The cash bonuses awarded to the executive officers are as follows:

Executive Officer	2014 Cash Bonus Amount
David Hung, M.D. President and Chief Executive Officer	$1,693,100
Richard Bierly[1] Chief Financial Officer	$463,700
Jennifer J. Rhodes General Counsel and Corporate Secretary	$389,400
Lynn Seeley, M.D. Chief Medical Officer	$645,000

[1]	Mr. Bierly joined the Company on March 31, 2014, and accordingly his bonus reflects his service for 75% of 2014.

2015 Base Salaries

On February 9, 2015, the Committee approved new base salaries, effective January 1, 2015, for the Company’s executive officers in the following amounts:

Executive Officer	2015 Base Salary
David Hung, M.D. President and Chief Executive Officer	$866,250
Richard Bierly Chief Financial Officer	$465,000
Jennifer J. Rhodes General Counsel and Corporate Secretary	$450,000
Lynn Seeley, M.D. Chief Medical Officer	$525,000

Equity Awards

On February 9, 2015, the Committee approved the grant of stock options and restricted stock units (“RSUs”) under the Company’s Amended and Restated 2004 Equity Incentive Award Plan (the “2004 Plan”) to the Company’s executive officers. The number of shares of the Company’s common stock underlying the grants is set forth in the table below:

Executive Officer	Number of Shares of Common Stock Underlying Stock Options	Number of Shares of Common Stock Underlying Restricted Stock Units
David Hung, M.D. President and Chief Executive Officer	114,000	21,000
Richard Bierly Chief Financial Officer	25,000	4,500
Jennifer J. Rhodes General Counsel and Corporate Secretary	19,000	3,500
Lynn Seely, M.D. Chief Medical Officer	31,000	5,500

The grant date of the stock options, determined in accordance with the Company’s Stock Option Grant Date Policy, will be February 17, 2015. One-fourth of the shares subject to the stock options will vest and become exercisable on the first anniversary of the grant date, and the remaining three-fourths of the shares will vest monthly over the three years thereafter, subject to continued service. The stock options will have an exercise price equal to the fair market value per share of the Company’s common stock on the grant date, as determined in accordance with the terms of the 2004 Plan, and a term of 10 years from the grant date.

The grant date of the RSUs was February 9, 2015. The RSUs will vest with respect to 1/3 of the shares on March 4, 2016, 1/3 of the shares on March 4, 2017, and 1/3 of the shares on March 4, 2018, subject to continued service.

The description of the stock options contained herein is a summary of their material terms, does not purport to be complete and is qualified in its entirety by reference to the Stock Option Grant Notice and Stock Option Agreement for use in connection with the grant of the Options, which were filed with the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on February 11, 2005, and incorporated herein by reference to this Current Report on Form 8-K.

The description of the RSUs contained herein is a summary of their material terms, does not purport to be complete and is qualified in its entirety by reference to the Restricted Stock Unit Grant Notice and Agreement for use in connection with the grant of the restricted stock units, which was filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2012, and incorporated herein by reference to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reference is made to the disclosure set forth under Item 3.03 above, which disclosure is incorporated by reference here. The amendment to the Company Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto, and the Company’s Amended and Restated Bylaws are attached as Exhibit 3.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Designations of Series C Junior Participating Preferred Stock of Medivation, Inc.

3.2	Amended and Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: February 13, 2015	By:	/s/ Jennifer J. Rhodes
Jennifer J. Rhodes General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Designations of Series C Junior Participating Preferred Stock of Medivation, Inc.

3.2	Amended and Restated Bylaws.